UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  August 20, 2004

                                ENEFTECH CORPORATION
             (Exact name of registrant as specified in its charter)

                                     TEXAS
         (State or other jurisdiction of incorporation or organization)


                00-32677                           76-0676166
        (Commission File Number)         (IRS Employer Identification No.)

               P.O. Box 6162,                               77040
             Burbank, California                         (Zip Code)
                     (Address of principal executive offices)


                                 (310) 994-4408
              (Registrant's telephone number, including area code)

ITEM  1.  CHANGES  IN  CONTROL OF REGISTRANT

     On August 20 2004, the registrant entered into an acquisition transaction with iWorld Projects & Systems, Inc., a Florida corporation (iWorld) with its principal offices located in Dallas, Texas. The registrant acquired all of the issued and outstanding shares of stock of iWorld, which becomes a wholly owned subsidiary of the registrant. A copy of the acquisition agreement is attached as Exhibit 10.1

     The registrant issued 61,650,000 shares of its common stock to the shareholders of iWorld Projects & Systems, Inc. on the basis of nine shares of common stock for each share of iWorld issued and outstanding, representing approximately 95 percent of the outstanding shares of the registrant after the transaction. As a result, control of the registrant has been obtained by the former shareholders of iWorld. Robert Hipple, Chairman and President of iWorld, has been elected as a director of Registrant to fill the vacancy resulting from the resignation of Edward Parish Whitaker IV as Chairman CEO and Treasurer of registrant on August 5, 2004 (See Item 6 below). Following the acquisition, registrant has 64,690,000 common shares outstanding.

	iWorld was incorporated on May 24, 2004 for the purpose of acquiring operating companies engaged in the project management industry and related software development companies. It undertook an initial private offering of 5 million common shares for $500,000, at a pre share price of $0.10 per share, which was closed in June 2004, and a second private offering of shares was commenced on July 15, 2004 for 2 million shares at $0.50 per share, which also has been fully subscribed.

	On June 18, 2004, iWorld completed its first acquisition, the acquisition of Process Integrity, Inc., a Texas corporation formed in 1988, engaged in the development and sale of quality control software under the SMART trademark. The
 Process Integrity web site can be viewed at www.processintegrity.com. A copy of the acquisition agreement for the shares of Process Integrity, Inc. is attached as Exhibit 10.2

	Process Integrity's System Measurement, Evaluation and Response Tool (SMART) software system has been proven to provide an immediate solution to quality problems in the pharmaceutical and medical devices industries regulated by the FDA in the United States. The SMART system forces compliance with design specifications, quality requirements, business rules and governmental regulations, ensuring zero defects and 100% compliance during the manufacturing or product development process. Providing real time monitoring, reporting and alerts to company management, the SMART system is one of the only software solutions available that can force 100% compliance while a product is being developed or manufactured. The system has wide applications to many processes, especially those in federally regulated industries and organizations. The SMART solution has recently been implemented at one of America's largest pharmaceutical companies, and can provide an industry-wide solution for ensuring that defective drugs and medical devices no longer reach the marketplace.

	On August 19, 2004, iWorld completed the acquisition of Applied Management Concepts, Inc., (AMC) a Texas corporation engaged in the business of marketing and sales of project management products and services. Formed in approximately 1987 for marketing of major enterprise software, AMC has established relations with companies in the aerospace, defense, petrochemical, construction and other industries, including contractors working at NASA's Johnson Space Center south of Houston. AMC will provide marketing support for the company's SMART software and other project management products and services.
	iWorld is actively seeking and has entered into discussions with a number of other acquisition candidates in the project management space and hopes to complete additional acquisitions by the end of 2004.

	As a result of the issuance of 61,650,000 million shares of the registrant's stock to acquire iWorld, control of the registrant has been changed and the following now represent the controlling shareholders and directors of the registrant:

  Name                 Title or Position       Number of Shares     Percent

Stephen Stotesbery     Director, President            --                --

Terence M. O'Keefe     Director                       --                --

Robert Hipple (1)      Director, also CEO
                       and Director of iWorld         14,850,000      22.9

David L. Pells (2)     Vice President, Director        13,500,000     21.9
                       and Secretary of iWorld

David Mathie            Director of iWorld              6,750,000     10.4

Michael Young           President of Process
                       Integrity, Inc.                 8,100,000     12.5

Edward Naughton            ---                         6,300,000      9.7

Nations International
Investments, Inc.          ---                        4,500,000       6.9


Officers and directors, as a group:                   43,200,000     66.8


(1) Mr. Hipple is President of iTrustFinancial, Inc., a Florida consulting company, which owns 1,350,000 shares of registrant, which are deemed to be owned indirectly by Mr. Hipple for reporting purposes. Mr. Hipple's spouse owns 4,500,000 shares of registrant directly and 4,500,000 as custodian under the Florida Uniform Gift to Minors' Act, which also are deemed to be owned indirectly by Mr. Hipple for reporting purposes. Mr. Hipple disclaims beneficial ownership of any of these shares

	(2) Mr. Pells' spouse owns 2,250,000 shares of the registrant, which are deemed to be owned indirectly by Mr. Pells for reporting purposes. Mr. Pells disclaims beneficial ownership of any of these shares. Mr. Pells shares in registrant are also subject to restrictions on transfer in an employment agreement between iWorld Projects & Systems, Inc. and Mr. Pells.

ITEM 6.	   Resignations of Registrant's Directors.

	On August 5, 2004, Edward Parrish Whitaker IV resigned as a director and Chairman of Registrant, by agreement with the Registrant and executed a release of any claims against the Registrant as part of his resignation. Mr. Whitaker was first elected as a director of the Registrant on May 10, 2004. A copy of the signed resignation and release is attached as Exhibit 17 to this report.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)       Financial  Statements.
               ----------------------
		4)  The financial statements required to be filed with regard to the acquisition of iWorld and its subsidiaries will be filed by amendment within 60 days of the date of filing of this report with the SEC.

(b) Pro forma Financial Statements.
		------------------------------

	(2) The pro forma financial information with respect to iWorld and its subsidiaries will be provided by amendment to this report within 60 days of its initial filing with the SEC.

	(c)	Exhibits.
                --------

     The following exhibits are filed herewith:


EXHIBIT NO.    IDENTIFICATION OF EXHIBITS
-----------    -------------------------

  10.1		Share acquisition agreement between registrant and the
 shareholders of iWorld.

  10.2		Acquisition Agreement between iWorld Projects & Systems,
Inc. and Process Integrity, Inc. dated June 18, 2004.

  17		Resignation and release agreement by Edward Parrish Whitaker IV



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2004

                            ENEFTECH CORPORATION.



                            By /s/ Stephen Stotesbery
                            ---------------------------------
                            Stephen Stotesbery, President